UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                       ----------------------------------

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): February 20, 2004

                          GVI SECURITY SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)



          Delaware                   000-21295               77-0436410
(State or other jurisdiction        (Commission            (I.R.S. Employer
     of incorporation)              File Number)         Identification Number)


              1621 West Crosby, Suite 104, Carrollton, Texas 75006
--------------------------------------------------------------------------------
               (Address of principal executive office) (Zip Code)

       Registrant's telephone number, including area code: (972) 245-7353

   Thinking Tools, Inc. 200 Park Avenue, Suite 3900, New York, New York 10166
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

         This Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K filed by GVI Security Solutions, Inc., formerly Thinking Tools, Inc. (the "Company"), with the Securities and Exchange Commission on February 27, 2004.


Item 5.  Other Events.

         On April 22, 2004, the Company issued a press release announcing financial results for GVI Security, Inc. for the fourth quarter and full fiscal year ended December 31, 2003. A copy of the press release is attached hereto as
Exhibit 99.1.


Item 7.  Financial Statements and Exhibits.

         Listed below are the financial statements, pro forma financial information and exhibits filed as part of this report.

         (a)      Financial Statements of GVI Security, Inc.

                  The audited financial statements of GVI Security, Inc. as of and for the years ended December 31, 2003 and 2002 and the notes thereto, and the report of Weaver and Tidwell, L.L.P., independent auditors.

         (b)      Pro Forma Financial Information

                  The unaudited pro forma combined condensed balance sheet of the Company as of December 31, 2003 and the unaudited pro forma combined condensed statement of operations for the year ended December 31, 2003.

         (c)      Exhibits

                  99.1 Press Release dated April 22, 2004.

                               GVI SECURITY, INC.
                              FINANCIAL STATEMENTS
                               DECEMBER 31, 2003

                                TABLE OF CONTENTS


                                                              Page
                                                              ----
INDEPENDENT AUDITOR'S REPORT                                    1
FINANCIAL STATEMENTS
     Balance sheets                                             2
     Statements of operations                                   3
     Statements of stockholder's equity                         4
     Statements of cash flows                                   5
     Notes to financial statements                              6

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and
Stockholders of GVI Security, Inc.
Carrollton, Texas

We have audited the accompanying balance sheets of GVI Security, Inc. as of December 31, 2003 and 2002, and the related statements of operations, stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GVI Security, inc. at December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United State of America.



/s/ WEAVER AND TIDWELL, L.L.P.

WEAVER AND TIDWELL, L.L.P.

Dallas, Texas
March 29, 2004

                                GVI SECURITY, INC.
                                  BALANCE SHEETS
                             DECEMBER 31, 2003 AND 2002

                                        ASSETS
                                                                                       2003                2002
                                                                                    -----------         -----------
         CURRENT ASSETS
             Cash                                                                   $    69,114         $   166,064
             Accounts receivable, net of allowance for doubtful accounts of
               $447,523 and $125,000, respectively                                   12,401,661           5,503,033
             Inventory                                                                8,368,117           6,270,967
             Other receivables                                                        1,429,478           1,048,465
             Prepaid expenses and other assets                                          455,905             402,897
             Deferred income taxes                                                      301,503                  --
                                                                                    -----------         -----------
                      Total current assets                                           23,025,778          13,391,426

         PROPERTY AND EQUIPMENT, net                                                    565,316             264,646

         OTHER ASSETS
             Deferred loan origination fee, net of accumulated amortization               5,500              10,168
                                                                                    -----------         -----------

         TOTAL ASSETS                                                               $23,596,594         $13,666,240
                                                                                    ===========         ===========

                                LIABILITIES AND STOCKHOLDERS' EQUITY
         CURRENT LIABILITIES
             Accounts payable                                                       $11,173,295         $ 8,549,800
             Line of credit                                                                  --           3,346,621
             Accrued expenses                                                           737,663             321,785
             Federal income taxes payable                                               456,157                  --
                                                                                    -----------         -----------

                      Total current liabilities                                      12,367,115          12,218,206

         LINE OF CREDIT                                                               8,650,258                  --

         DEFERRED INCOME TAXES                                                           89,326                  --

         STOCKHOLDERS' EQUITY
             Common stock - $0.001 par value; 1,000,000 shares
               authorized; 230,000 shares issued and outstanding                            230                 230
             Additional paid-in capital                                                 574,770             574,770
             Retained earnings                                                        1,914,895             873,034
                                                                                    -----------         -----------

                      Total stockholders' equity                                      2,489,895           1,448,034
                                                                                    -----------         -----------

         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                 $23,596,594         $13,666,240
                                                                                    ===========         ===========


  The Notes to Financial Statements are an integral part of these statements.

                               GVI SECURITY, INC.
                            STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 2003 AND 2002


                                                                          2003                  2002
                                                                      ------------          ------------

         INCOME
              Sales, net of returns, allowances and discounts         $ 56,254,573          $ 36,978,095
              Lease income                                                  81,643               114,349
                                                                      ------------          ------------

                       Total income                                     56,336,216            37,092,444

         COST OF GOODS SOLD                                             46,666,979            30,523,198
                                                                      ------------          ------------

                       Gross profit                                      9,669,237             6,569,246

         SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                    7,648,812             5,133,082
                                                                      ------------          ------------

                       Operating income                                  2,020,425             1,436,164

         INTEREST EXPENSE                                                  227,698               244,370
                                                                      ------------          ------------

                       Income before taxes                               1,792,727             1,191,794

         INCOME TAX EXPENSE (BENEFIT)
              Current tax provision                                        748,042                56,021
              Deferred tax benefit                                        (212,177)                   --
                                                                      ------------          ------------

                       Total income tax expense                            535,865                56,021
                                                                      ------------          ------------

                       Net income                                     $  1,256,862          $  1,135,773
                                                                      ============          ============


  The Notes to Financial Statements are an integral part of these statements.

                               GVI SECURITY, INC.
                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 2003 AND 2002


                                              Common Stock            Additional
                                        --------------------------      Paid-in        Retained
                                          Shares         Amount         Capital         Earnings            Total
                                        -----------     ----------    ------------    --------------    --------------
Balance, December 31, 2001                 230,000      $     230     $   574,770     $     289,761     $     864,761
     Net income                                                                           1,135,773         1,135,773
     Distributions                                                                         (552,500)         (552,500)
                                        -----------     ----------    ------------    --------------    --------------
Balance, December 31, 2002                 230,000            230         574,770           873,034         1,448,034
     Net income                                                                           1,256,862         1,256,862
     Distributions                                                                         (215,001)         (215,001)
                                        -----------     ----------    ------------    --------------    --------------
Balance, December 31, 2003                 230,000      $     230     $   574,770     $   1,914,895     $   2,489,895
                                        ===========     ==========    ============    ==============    ==============


  The Notes to Financial Statements are an integral part of these statements.

                           GVI SECURITY, INC.
                        STATEMENTS OF CASH FLOWS
                 YEARS ENDED DECEMBER 31, 2003 AND 2002


                                                                                         2003                  2002
                                                                                     ------------          ------------
         CASH FLOWS FROM OPERATING ACTIVITIES:
              Net income                                                             $  1,256,862          $  1,135,773
              Adjustments to reconcile net income to net
                 cash provided by (used in) operating activities:
                  Depreciation and amortization                                           164,273               101,861
                  Increase (decrease) in cash flows due to changes
                     in operating assets and liabilities:
                      Accounts receivable                                              (6,898,628)             (155,964)
                      Inventory                                                        (2,097,150)           (4,179,425)
                      Prepaid expenses and other assets                                   (53,008)             (360,852)
                      Other receivables                                                  (381,013)             (203,444)
                      Accounts payable                                                  2,623,495             4,863,677
                      Accrued expenses                                                    415,878                 8,574
                      Income taxes payable                                                456,157                    --
                      Deferred income taxes                                              (212,177)                   --
                                                                                     ------------          ------------

                         Net cash provided by (used in) operating activities           (4,725,311)            1,210,200
                                                                                     ------------          ------------

         CASH FLOWS FROM INVESTING ACTIVITIES:
              Purchase of property and equipment                                         (460,275)             (189,795)
                                                                                     ------------          ------------

                         Net cash used in investing activities                           (460,275)             (189,795)
                                                                                     ------------          ------------

         CASH FLOWS FROM FINANCING ACTIVITIES:
              Proceeds from line of credit                                             44,744,230            33,086,245
              Payments on line of credit                                              (39,440,593)          (33,688,037)
              Distribution to shareholders for taxes                                     (215,001)             (552,500)
                                                                                     ------------          ------------
                         Net cash provided by (used in) financing activities            5,088,636            (1,154,292)
                                                                                     ------------          ------------

                         Net decrease in cash                                             (96,950)             (133,887)

         CASH, BEGINNING OF YEAR                                                          166,064               299,951
                                                                                     ------------          ------------

         CASH, END OF YEAR                                                           $     69,114          $    166,064
                                                                                     ============          ============

         SUPPLEMENTARY INFORMATION TO
           STATEMENT OF CASH FLOWS:
              Cash paid for interest                                                 $    209,193          $    237,136
                                                                                     ============          ============

              Cash paid for taxes                                                    $    200,000          $         --
                                                                                     ============          ============

  The Notes to Financial Statements are an integral part of these statements.

                               GVI SECURITY, INC.
                          NOTES TO FINANCIAL STATEMENTS



Note 1. Summary of Significant Accounting Policies

     Organization

         GVI Security, Inc. (the "Company" or "GVI") was organized as a Delaware Corporation and began operations on May 10, 2000. The Company is the exclusive distributor of Samsung Electronics ("Samsung") security products in North, Central and South America and distributes security products to wholesale distributors and consumers in North America and internationally. During the years ended December 31, 2003 and 2002, sales in North America comprised 90.5% and 89.9% of total sales, respectively, and international sales comprised 9.5% and 10.1% of total sales, respectively.

     Cash and Cash Equivalents

         The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. The Company held no cash equivalents as defined at December 31, 2003 or 2002.

     Accounts Receivable

         Trade receivables are presented on the balance sheet at outstanding principal adjusted for any charge offs. The Company maintains an allowance for doubtful receivables based on previous loss experience. Additional amounts are provided through charges to income, as management feels necessary, after evaluation of receivables and current economic conditions. Amounts which are considered to be uncollectible are charged off and recoveries of amounts previously charged off are credited to the allowance upon recovery. The allowance for doubtful accounts at December 31, 2003 and 2002 was $447,523 and $125,000,
         respectively.

         Note 8 includes a description of amounts due from related parties that are included in accounts receivable.

     Inventory

         Inventory is stated at the lower of cost (first-in, first-out method) or market and consists of goods held for resale and parts used for repair work.

     Fixed Assets

         Fixed assets are stated at cost. Depreciation and amortization are provided for on straight-line and accelerated methods over the estimated useful lives of the respective assets. Maintenance and repairs are charged to expense as incurred; major renewals and betterments are capitalized. When assets are fully depreciated, or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts and any gain or loss on disposition is credited or charged to income.

     Revenue Recognition

         Sales revenue is recognized upon the shipment of merchandise to customers. Allowances for sales returns are recorded as a component of net sales in the period the allowances are recognized.

                               GVI SECURITY, INC.
                          NOTES TO FINANCIAL STATEMENTS



Note 1. Summary of Significant Accounting Policies - continued

     Shipping and Handling Costs

         Shipping and handling costs are expensed as incurred and included in cost of goods sold.

     Income Taxes

         Until May, 2003, the Company elected to be taxed under the provisions of Sub-Chapter S of the Internal Revenue Code. Under those provisions, the Company did not provide for or pay Federal and certain corporate state income taxes on its taxable income for the year ended December 31, 2002, and for the period until May, 2003. Instead, the stockholders were liable for individual Federal and state income taxes on their share of the Company's taxable income.

         In May, 2003, the Company lost its status as an "S" Corporation and became a "C" corporation when a disqualified entity acquired stock. Accordingly, a provision has been made for income tax based upon the prorated taxable income for the year. Income taxes consist of taxes currently payable plus deferred taxes related primarily to differences between the basis of property and equipment, inventory, and accounts receivable for financial and income tax reporting. Deferred taxes represent the future tax return consequences of those differences, which will be taxable or deductible when the assets and liabilities are recovered or settled.

         Deferred tax liabilities and assets are classified as current or noncurrent based on the classification of the related asset or liability for financial reporting, or according to the expected reversal date of temporary differences not related to an asset or liability for financial reporting. Also, a valuation allowance is used, if necessary, to reduce deferred tax assets by the amount of any tax benefits that are not expected to be realized in the future based on available evidence.

     Stock Based-Compensation

         In December 2002, the Financial Accounting Standards Board issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure - an amendment of SFAS No. 123." This statement amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company accounts for stock-based compensation using Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees" and has not adopted the recognition provisions of SFAS No. 123, as amended by SFAS No. 148. The exercise price of options granted under the stock option plan (Note 10) is equal to the market price of the underlying stock on the date of grant. Therefore, no compensation cost was recorded under APB No. 25.

         If the Company had determined compensation cost for the stock-based compensation plan in accordance with the fair value method prescribed by SFAS No. 123, proforma net income for the year ended December 31, 2003 would have been as follows:

         Net income, as reported                      $ 1,256,862
         Stock-based employee compensation expense,
         Net of related tax effects                       (11,097)
                                                      -----------
         Net income, pro forma                        $ 1,245,765
                                                      ===========

                               GVI SECURITY, INC.
                          NOTES TO FINANCIAL STATEMENTS



Note 1.       Summary of Significant Accounting Policies - continued

     Stock Based-Compensation - continued

         The weighted average fair value of options granted during 2003 was $1.72. The fair value of each option on the date of grant was estimated using the Black-Scholes option pricing model with the following weighted average assumptions:

         Risk free rate of return             1.5%
         Option lives in years                  3
         Annual volatility of stock price     0.0%
         Dividend yield                       0.0%

     Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include those that relate to the valuation of inventory, accounts receivable and the useful lives of property and equipment.

     Advertising

         Advertising costs are expensed as incurred. The advertising costs, which included various promotional incentives and trade show participation, for the year ended December 31, 2003 and 2002, were reimbursed by Samsung in the form of marketing incentives and reimbursement for trade show participation.



Note 2. Property and Equipment

         Property and equipment at December 31, 2003 and 2002 consist of the following:

                                                       Useful Lives
                                                          In Years     2003           2002
                                                        ----------- -----------     ----------
              Furniture and fixtures                         5-7    $    61,403     $   51,403
              Office and warehouse equipment                 2-7        517,981        116,598
              Leasehold improvements                         2-7         27,000         27,000
              Computer equipment and software                3-5        251,782        202,890
                                                                     ----------      ---------
                                                                        858,166        397,891
              Less: accumulated depreciation                            292,850        133,245
                                                                     ----------      ---------
                                                                     $  565,316      $ 264,646
                                                                     ==========      =========

                               GVI SECURITY, INC.
                          NOTES TO FINANCIAL STATEMENTS

Note 3. Credit Facilities

     The Company had a line of credit agreement with Fleet National Bank, which provided the Company with a line of credit of $5,000,000 for working capital and general corporate purposes. The agreement expired in May 2003 and was extended through October 2003.

     The interest rate on the revolving credit line was either Libor plus 3.5% or prime plus one percent at the Company's discretion when funds were borrowed, with interest payable monthly. The Company had $2,100,000 outstanding at Libor plus 3.5% which at December 31, 2002 was 4.92% and $1,246,621 outstanding at prime plus 1% which at December 31, 2002 was 6%.

     In accordance with the terms of the loan agreement, the outstanding principal amount could not exceed the lesser of (a) $5,000,000 or (b) the sum of up to 75% of the eligible accounts receivable plus up to 50% of the eligible inventory provided that the maximum amount of outstanding loan made based on eligible inventory shall at no time exceed $1,500,000. The Company was required to pay a monthly facility fee of .25% for the unused portion of the revolving credit facility and an annual collateral management fee. Substantially all of the assets of the Company were pledged as collateral securing the line of credit. Additionally, two stockholders of the Company had jointly and severally guaranteed the first $500,000 of the Company's borrowings. The loan contained certain financial and other covenants with which the Company was in compliance.

     Effective November 1, 2003, the Company entered a line of credit agreement with Comerica Bank, which provides the Company with a line of credit of $10,000,000 for working capital and general corporate purposes. The agreement expires on November 1, 2005.

     The Company has the option to designate a portion of the unpaid principal balance to bear interest at a rate determined by prime and to designate a portion of the unpaid principal balance to bear interest at a rate determined by a Eurodollar rate. At December 31, 2003, the balance drawn on the line was $8,650,258 and the effective rate was 3.75%.

     In accordance with the terms of the loan agreement, the outstanding principal amount shall not exceed the lesser of (a) $10,000,000 or (b) the sum of up to 75% of the eligible accounts receivable plus up to 50% of the eligible inventory provided that the maximum amount of outstanding loan made based on eligible inventory shall at no time exceed $3,000,000. The Company is required to pay a quarterly commitment fee on the unused portion of the revolving credit facility. Substantially all of the assets of the Company are pledged as collateral securing the line of credit. The loan contains certain financial and other covenants with which the Company was either in compliance at December 31, 2003 or obtained an appropriate waiver from the lender.

                               GVI SECURITY, INC.
                          NOTES TO FINANCIAL STATEMENTS

Note 4. Income Taxes

     The current tax provision consists of the following:

                                     2003                       2002
                                   --------                   --------
         Federal                   $656,157                   $
         State                       91,885                     56,021
                                   --------                   --------
                                   $748,042                   $ 56,021
                                   ========                   ========

     Deferred taxes are provided for the differences in the tax and accounting basis of assets and liabilities as follows:

         Current deferred tax assets                               2003
                                                               ------------
              Allowance for doubtful accounts                  $    152,158
              Inventory reserve                                      63,240
              Uniform capitalization of inventory costs              69,105
              Accrued bonus                                          17,000
                                                               ------------
                                                                    301,503
         Noncurrent deferred tax liabilities
              Property and equipment                                (89,326)
                                                               ------------
              Net                                              $    212,177
                                                               ============

     The Company's effective tax rate differs from the expected federal income tax rate as follows:

                                                 2003
                                               ---------
         Income tax at statutory rates (34%)   $ 609,527
         Effects of permanent differences         25,148
         State income taxes effect                60,645
         Effects of change in tax status        (159,455)
                                               ---------
         Income tax provision (30%)            $ 535,865
                                               =========

     As described in Note 1, the Company converted from an "S" corporation to a "C" corporation in May, 2003. Prior thereto, the Company was not liable for federal or certain state income taxes. The reported 2002 income tax provision consists entirely of state income taxes.



Note 5. 401(k) Plan

     The Company has a 401(k) profit-sharing plan covering all of its eligible employees. The Plan provides for annual discretionary employer and employee contributions. No contributions were made to the plan for 2003 and 2002.

                               GVI SECURITY, INC.
                          NOTES TO FINANCIAL STATEMENTS

Note 6. Commitments

     The Company leases warehouse and office space under an agreement which expired in October 2003, and is continuing on a month to month basis. A lease agreement for a new location was signed by the Company in 2004. Under the terms of the new lease, the Company pays no rent for the six months, then pays monthly rent of $25,704 for the remainder of the sixty-six month lease. The Company also has entered into a lease for additional office space effective January 1, 2004, with rent payments of $3,500 per month for a term of six months.

     The minimum annual rentals under non-cancelable leases are as follows:

                 Year Ended
                December 31,
                       2004                                  $   72,408
                       2005                                     308,447
                       2006                                     308,447
                       2007                                     308,447
                       2008                                     308,447
                       Thereafter                               257,040
                                                             ----------
                                                             $1,563,236
                                                             ==========

         Rent expense amounted to $141,424 and $113,164 for the years ended December 31, 2003 and 2002, respectively.


Note 7. Concentration of Risk

     Samsung Electronics Exclusive Product Distribution Agreement

         The Company has signed an exclusive product distribution agreement with Samsung that is renewable annually if the Company purchases from Samsung the "Annual Volume Targets," as defined, agreed to for that year. Under the terms of the product distribution agreement, Samsung will provide a reasonable amount of product to demonstrate its products and provide samples for customer testing, for distributors use in training purchasers, wholesale distributors and the Company's personnel and to support other distributors. In addition, the agreement provides for Samsung to reimburse the Company for various marketing and trade show expenses. The agreement also provides for the Company to earn a commission on sales of private label products to new Original Equipment Manufacturers.

         The account caption on the balance sheets "other receivables" is comprised primarily of commissions and other amounts due from Samsung under the distribution agreement.

         For the years ended December 31, 2003 and 2002, the Company purchased approximately 79% and 85% of total purchases, respectively, from Samsung.

     Major Customer

         The Company has one major customer that is a purchasing entity for a major national retailer. Approximately 53% and 56% of the Company's sales for years ended December 31, 2003 and 2002, respectively, were from this customer and approximately $4,344,000 and $1,320,000 of the Company's accounts receivable at December 31, 2003 and 2002, respectively, were due from the customer.

                               GVI SECURITY, INC.
                          NOTES TO FINANCIAL STATEMENTS


Note 7. Concentration of Risk - continued

     Cash Credit Risk Concentration

         The Company maintains accounts in a financial institution and at times the balances may be in excess of the FDIC insurance limit. The Company periodically evaluates this financial institution and does not believe it is exposed to undue risk of loss.



Note 8. Related Party Transactions

     In the normal course of business, the Company conducts certain transactions with a company owned by a shareholder. During 2003 and 2002, the Company made sales in the amounts of $299,846 and $527,899, respectively, to this company. At December 31, 2003 and 2002, amounts due from this company, which are included in accounts receivable, were $207,507 and $74,739, respectively.



Note 9. Litigation

     A shareholder of the Company has asserted a claim with respect to 30,000 warrants allegedly issued by the Company. The Company asserts that the transaction required board of directors' approval, which was never obtained. The Company is also a party to other disputes in the normal course of business. Management believes the ultimate resolution of such disputes will not have a material effect on the financial statements.



Note 10. 2003 Stock Incentive Plan

     In July 2003, the Company adopted the GVI Security, Inc. 2003 Stock Incentive Plan. 50,000 shares of common stock are available for issue under the Plan. On July 22, 2003, the Company granted options to purchase 23,000 shares under the Plan for $39.13 per share. The options expire in July, 2003 and vest as follows: upon grant in 2003 - 9,775; May, 2004 - 5,750; May, 2005 - 5,750 and May, 2005 - 1,725. The following summarizes information about the Plan at December 31, 2003:

                                                              Weighted
                                             Number of        Average
                                               Shares          Price
                                               ------          ------
         Balance, December 31, 2002                 --         $   --
              Granted                           23,000         $39.13
              Exercised                             --         $   --
              Cancelled                             --         $   --

         Balance, December 31, 2003             23,000         $39.13
                                                ======         ======
         Exercisable, December 31, 2003          9,775         $39.13
                                                ======         ======

                               GVI SECURITY, INC.
                          NOTES TO FINANCIAL STATEMENTS


Note 11. Subsequent Events

     Bio-AccessID, LLC

         On January 20, 2004, pursuant to a Membership Purchase Agreement by and among John Carter, Ronald DeBerry, GVI Security, Inc., and Bio-AccessID, LLC ("Bio-Access"), the Company purchased a 5% membership interest in Bio-Access for $250,000. As part of the agreement, the Company has the right to acquire up to an additional 15% of Bio-Access.

     Thinking Tools, Inc.


         On February 20, 2004, pursuant to an Agreement and Plan of Merger dated as of February 19, 2004, by and among Thinking Tools, Inc. ("Thinking Tools"), GVI Security, Inc., and GVI Security Acquisition Corp., a newly formed wholly-owned subsidiary of Thinking Tools ("Acquisition Corp."), GVI merged with Acquisition Corp., becoming Thinking Tools' wholly-owned subsidiary.


         In the merger, the former stockholders of GVI were issued an aggregate of 1,000,000 shares of the Series E Convertible Preferred Stock of Thinking Tools ("Series E Stock"). Each share of Series E Stock is convertible into 1,833.948 shares of Thinking Tools' common stock, so that the shares of Series E Stock issued in the merger are convertible into an aggregate of approximately 1,833,948,000 shares of Thinking Tools' common stock, constituting approximately 99.5% of the outstanding shares of Thinking Tools' common stock following the merger (and approximately 95.3% of the outstanding shares of Thinking Tools' common stock following the merger assuming the conversion of all other outstanding shares of Thinking Tools' preferred stock). The shares of Series E Stock will automatically convert into shares of Thinking Tools' common stock on the date Thinking Tools files an amendment to its Certificate of Incorporation increasing the authorized number of shares of its common stock and/or effecting a reverse stock split so that Thinking Tools has a sufficient number of authorized and unissued shares of common stock so as to permit the conversion of all outstanding shares of Series E Stock and all other convertible securities of Thinking Tools.


         The two largest stockholders of GVI prior to the Merger were William Teitelbaum ("Teitelbaum"), who owned approximately 47.8% of GVI's common stock, and GVI Acquisition LLC ("Acquisition LLC"), which owned approximately 38.3% of GVI's common stock. As a result of the merger, Teitelbaum and Acquisition LLC were respectively issued 478,260.86 and 382,608.68 shares of Series E Stock, so that (i) Teitelbaum beneficially owns 877,105,548 shares of Thinking Tools' common stock, constituting approximately 47.2% of the outstanding shares of Thinking Tools' common stock outstanding following the merger assuming the conversion of all other outstanding shares of Thinking Tools' preferred stock, and (ii) Acquisition LLC beneficially owns 701,684,423 shares of Thinking Tools' common stock, constituting approximately 37.8% of the outstanding shares of Thinking Tools' common stock outstanding following the merger assuming the conversion of all other outstanding shares of Thinking Tools' preferred stock.

                               GVI SECURITY, INC.
                          NOTES TO FINANCIAL STATEMENTS



Note 11. Subsequent Events - continued

     Thinking Tools, Inc. - continued


         Acquisition LLC is a California limited liability company, whose sole managers, Fred Knoll and David Weiner, are directors of Thinking Tools. The sole members of Acquisition LLC are Woodman Management Corporation ("WMC"), which has a 47.5% membership interest in Acquisition LLC, and Europa International, Inc. ("Europa"), which has a 52.5% membership interest in Acquisition LLC. David Weiner controls WMC and is its sole stockholder. Fred Knoll is the principal of Knoll Capital Management, L.P., which is the investment manager for Europa.


         Pursuant to the Merger Agreement, on February 20, 2004, Thinking Tools acquired all of the outstanding capital stock of GVI by effecting the merger. As a result of the merger, the business of GVI is now Thinking Tools' only business. The merger will be accounted for as a reverse acquisition of Thinking Tools by GVI.

               Unaudited Pro Forma Condensed Financial Statements

         The following unaudited pro forma condensed financial statements of GVI Security Solutions, Inc. (f/k/a Thinking Tools, Inc.) (the "Company") have been prepared to indicate how the financial statements of the Company might have looked if the Merger with GVI Security, Inc. ("GVI") and transactions related to that Merger had occurred as of the beginning of the period presented.

         The pro forma condensed financial statements have been prepared using the audited historical financial statements of the Company and GVI as of and for the year ended December 31, 2003. The earnings per share information has been modified for the 65:1 reverse stock split. For accounting purposes, because the Company had become a shell company, the Merger will be treated as a recapitalization of GVI.

         The pro forma condensed financial statements should be read in conjunction with a reading of the historical financial statements of the Company and GVI. The pro forma condensed financial statements are presented for illustrative purposes only and are not intended to be indicative of actual financial condition or results of operations had the Merger been in effect during the periods presented, or of financial condition or results of operations that may be reported in the future.

                          GVI Security Solutions, Inc.
                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                                DECEMBER 31, 2003


(In thousands)                                         Historical
                                                ----------------------------              Pro Forma
                                                 Thinking         GVI          -------------------------------------
                                                Tools, Inc.    Security, Inc.   Adjustments     Notes       Combined
                                                -----------   ---------------  -------------------------------------
ASSETS

CURRENT ASSETS:
Cash                                            $     --       $     69       $     --                     $     69
Accounts receivable, net                              --         12,402             --                       12,402
Inventory                                             --          8,368             --                        8,368
Other receivables                                     --          1,429             --                        1,429
Prepaid expenses and other current assets             --            456             --                          456
Deferred income taxes                                 --            302             --                          302
                                                --------       --------       --------                     --------

Total Current Assets                                  --         23,026             --                       23,026


Property and equipment, net                           --            565             --                          565


Other Assets
Deferred loan origination fee, net                    --              5             --                            5
                                                --------       --------       --------                     --------

TOTAL ASSETS                                    $     --       $ 23,596       $     --                     $ 23,596
                                                ========       ========       ========                     ========


LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable                                $    209       $ 11,173       $     --                     $ 11,382
Accrued expenses                                     460            738           (331)           (a)           867
Note payable - related party                       1,000             --         (1,000)           (a)            --
Loan payable - related party                         150             --             --                          150
Federal income taxes payable                          --            456             --                          456
                                                --------       --------       --------                     --------

Total Current Liabilities                          1,819         12,367         (1,331)                      12,855


LINE OF CREDIT                                        --          8,650             --                        8,650


DEFERRED INCOME TAXES                                 --             89             --                           89
                                                --------       --------       --------                     --------

Total Liabilities                                  1,819         21,106         (1,331)                      21,594
                                                --------       --------       --------                     --------

SHAREHOLDERS' EQUITY


Preferred Stock, Series A                              1             --             --                            1
Preferred Stock, Series B                             --             --             --                           --
Preferred Stock, Series C                             --             --             --                           --
Preferred Stock, Series D                             --             --             --            (a)            --
Preferred Stock, Series E                             --             --              1            (b)             1
Common Stock                                          10             --             --                           10
Additional paid in capital                        20,778            575        (21,137)           (a) (b)       216
Retained Earnings (Deficit)                      (22,608)         1,915         22,467            (b)         1,774
                                                --------       --------       --------                     --------

Total Shareholders' Equity                        (1,819)         2,490          1,331                        2,002
                                                --------       --------       --------                     --------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY      $     --       $ 23,596       $     --                     $ 23,596
                                                ========       ========       ========                     ========


                          GVI Security Solutions, Inc.
             UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2003

(In thousands, except per share amounts)
                                                  Historical
                                         ------------------------------              Pro forma
                                           Thinking             GVI          ----------------------------
                                          Tools, Inc       Security, Inc.    Adjustments       Combined
                                         -----------      --------------     -----------      -----------
REVENUES                                 $        --       $    56,336       $       --      $    56,336

COST OF GOODS SOLD                                --            46,667               --           46,667
                                         -----------       -----------       ----------      -----------
GROSS PROFIT                                      --             9,669               --            9,669

SELLING, GENERAL AND ADMINISTRATIVE               31             7,649               --            7,680
                                         -----------       -----------       ----------      -----------
OPERATING INCOME/(LOSS)                          (31)            2,020               --            1,989

INTEREST EXPENSE                                (110)             (227)              --             (337)
                                         -----------       -----------       ----------      -----------
INCOME (LOSS) BEFORE INCOME TAXES               (141)            1,793               --            1,652

INCOME TAXES                                      --               536               --              536
                                         -----------       -----------       ----------      -----------
NET INCOME/(LOSS)                        $      (141)      $     1,257       $       --      $     1,116
                                         ===========       ===========       ==========      ===========
INCOME/(LOSS) PER SHARE:
Basic                                    $        (0)      $         5                       $      0.04
                                         ===========       ===========                       ===========
Diluted                                  $        (0)      $         5                       $      0.04
                                         ===========       ===========                       ===========
SHARES USED IN CALCULATION OF NET
INCOME/(LOSS) PER SHARE:
Basic                                         10,205               230                            29,604
                                         ===========       ===========                       ===========
Diluted                                       10,205               230                            31,914
                                         ===========       ===========                       ===========

           Notes to Unaudited Pro Forma Condensed Financial Statements

(A)      These adjustments reflect the exchange of the Convertible Demand Grid
         Note issued by the Company in the principal amount of $1,000,000, and all other indebtedness of the Company to Europa, for 10,000 shares of Series D Preferred Stock, immediately prior to the Merger.

(B) These adjustments reflect the issuance of 1,000,000 shares of Series E Convertible Preferred Stock to the former stockholders of GVI and to effect the recapitalization of GVI, now the Company.

(C) Income/(loss) per share information reflects the 65:1 reverse stock split.

(D) Basic and diluted earnings per share assumes conversion of Series A, D, and E Preferred Stock converting on January 1, 2003. Fully diluted earnings per share also assumes conversion of exercisable options and warrants based on the terms of the agreements and the Company's traded market price subsequent to the Merger.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 22, 2004

                                GVI SECURITY SOLUTIONS, INC.


                                By: /s/ Nazzareno Paciotti
                                    ------------------------------------------
                                    Name: Nazzareno Paciotti
                                    Title: Chief Executive Officer and Chief
                                           Financial Officer

                                 EXHIBIT INDEX

No.             Description
---             -----------

99.1            Press Release dated April 22, 2004.